Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements (No. 333-145685, 333-170286, 333-183075, 333-197971, 333-213850 and 333-233531) on Form S-8 of American Superconductor Corporation of our report dated June 1, 2022, relating to the consolidated financial statements of American Superconductor Corporation and its subsidiaries appearing in the Annual Report on Form 10-K of American Superconductor Corporation for the year ended March 31, 2022.

/s/ RSM US LLP

RSM US LLP

Boston, Massachusetts

November 17, 2022